Exhibit 4.1

CONVERTIBLE AND REDEEMABLE NOTE

Amount:  US$xxxx                                                                                                           Dated:  (date)

FOR VALUE RECEIVED, METASwarm Corporation, the undersigned ("the Company") promises, subject to the following terms and conditions, to pay the sum of xxx dollars ($xxx) or issue the relevant number of ordinary shares of the Company at US$0.01 each at par to NOTEHOLDER, at the address shown below, as follows:

1.	Conversion Option

1.1The Convertible and Redeemable Notes may, at the holder’s choice, be converted at the expiry of a period of  three (3) months from the date of this Note (the "Maturity Date") into such number of ordinary shares of the Company at a par value of US$0.01 each (the "Shares") as determined by dividing the principal amount of the Note to be converted by the conversion price of US$xxx per share, provided that the number of Shares to be issued on such conversion shall not exceed a maximum of xxx% of the Company’s the then outstanding and issued Shares.

The new Shares to be issued upon such conversion shall rank pari passu in all respects with all other the then existing outstanding and issued Shares.

Or

1.2.Shall the Convertible and Redeemable Note holder(s) choose not to convert the Notes on the Maturity Date , the Convertible and Redeemable Notes may, at the holder’s choice, be converted at the time of the Company's Ordinary/Preferred Shares  Series A offering, which is planned to be carried out in year 2005, into such number of Shares as determined by dividing the principal amount of the Note to be converted at a 1:1.20 equivalent dollar ratio, in relation to the value set for the Shares in the Series A closing, provided that the number of Shares to be issued on such conversion shall not exceed a maximum of xxx% of the Company's the then outstanding and issued Shares.

The new Shares to be issued upon such conversion shall rank pari passu in all respects with all other the then existing outstanding and issued Shares,

Dilution restrictions will apply, and all shareholders will participate proportionally in any stock splits, recapitalizations or distributions as determined by the shareholders.

2.	Redemption Option

2.1Should the Note Holder elect not to convert the Convertible and Redeemable Note into Ordinary/Preferred Shares Offering Option at the Maturity Date, upon the Note Holder’s written request, the Company shall repay all indebtedness to the Note Holder and redeem the said Note.  The redemption shall occur within 90 days of receipt, by the Company,  of a written notification of Note Holder's election.

At redemption, the Company shall pay to the Note Holder an amount equal to the full face value of the Note plus all Interests calculated at a per annum rate of 10.00% from date of the Value received to the date of payment.

2,2Should the Note Holder elect not to convert the Convertible and Redeemable Note into Shares at the Maturity Date nor convert the Note into Ordinary/Preferred Shares Series A Offering at such closing, the Company shall redeem the said Note.  Redemption will occur on a day directed by the Company within 3 years of receipt, by the Company, of a written notification of Note Holder's election.

At redemption, the Company shall pay to the Note Holder an amount equal to the full face value of the Note plus all interest calculated at a per annum rate of 10.00% from the date of the Value received to the date of payment.

2.3All Notes which are converted in accordance with this Clause 2 shall forthwith be cancelled.

3.	Others

Unless expressly indicated to the contrary herein, all payments received on account of this Note shall be applied first to accrued interest, and then to the unpaid principal balance hereof.

This Note is not transferable except with the written consent of the Company.

The Company hereby acknowledges and covenants that the benefit of the covenants, obligations and conditions on the part of or binding upon it contained in this Note shall endure to the Note Holder.

The Note Holder shall have a right to request the Company to issue such Shares converted under Clause 1 to any nominee as directed by the Note Holder. Save as expressly provided otherwise, the Note Holder shall be entitled to enforce any covenants, obligations and conditions, against the Company insofar as the Note Holders Note is concerned, without the need to join the allottee of any such Note or any intervening or other Note Holder in the proceedings for such enforcement.

All payments of interest and principal shall be made in US$ (or other currency as agreed by the parties) in cleared funds on the due date for payment to a bank account specified by the relevant party.

The Note Holder may be required to execute a deed of adherence to the shareholders agreement of the Company as requested.

The Company and any grantors or endorsers hereof hereby waive diligence, presentment, protest and demand, and notice of protest, notice of demand, notice of dishonor and notice of nonpayment of this Note, and specifically consent to and waive notice of any renewals or extensions of this Note.  The Company expressly waives the pleading of any statute of limitations or laches as a defense to any demand hereunder against the Company.

Notwithstanding anything in this Note to the contrary, the obligations of the Company under this Note shall be absolute and the Company expressly and unconditionally waives any and all rights to offset, deduct or withhold any payments or charges due under this Note for any reason whatsoever.

If the Company shall fail to pay when due any sums payable hereunder and such failure shall remain unremedied for a period of ten business days after notice thereof shall have been given to the Company by the Note Holder, then the Note Holder may, at its sole option, declare all sums owing under this Note immediately due and payable.

The acceptance by any Note Holder of this Note of any payment that is less than the total of all amounts due and payable at the time of such payment shall not constitute a waiver of such holders rights or remedies at the time or at any subsequent time, without the express written consent of such holder, except as and to the extent otherwise provided by law.

If this Note or any part of the indebtedness represented hereby shall not be paid as aforesaid, then the holder may place this Note or any part of the indebtedness represented hereby in the hands of any attorney for collection, and the Company agrees to pay, in addition to all other amounts due hereunder, all reasonable costs of collection, including, without limitation, attorneys’ fees, whether or not suit is brought.

This Note may be waived, changed, modified or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

This Note shall be construed and enforced in accordance with, and governed by, the laws of Hong Kong Special Administrative Region of the People's Republic of China.

The time for performance of any obligation hereunder shall be strictly construed, time being of the essence.  Whenever any payment is to be made hereunder shall be stated

to be due on a day which is not a business Day, the payment shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of payment of interest hereunder.  As used herein, the term “Business Day” means any day excluding Saturday, Sunday and any day that is a legal holiday under the laws of Hong Kong.

All notices required or desired to be given hereunder shall be given in writing and signed by the party so giving notice, and shall be effective when delivered to the party or upon certified receipt of courier or overnight carrier if sent by commercial overnight carrier and addressed as set forth below.  A notice not given by overnight carrier in the manner described in the preceding sentence shall be deemed given if and when actually received by the party to whom it is given.

To Note Holder:	(name) (name please as in the passport)
SSN/Passport No. xxx
(address)
(city, state zip)
(country)

To the Company:	METASwarm Corporation
Unit C, 11th Floor,
Gaylord Commercial Building,
114-118 Lockhart Road,
Wanchai, Hong Kong.

If any provision of this Note, or the application hereof to any circumstance, is found to be unenforceable, invalid or illegal, such provision shall be deemed to be deleted from this Note or not applicable to such circumstance, as the case may be, and the remainder of this Note shall not be affected or impaired thereby.

METASwarm Corporation                 Note Holder
_______________                 _________________
Mr. Marvin Shannon                         (Name)
Chaairman and CEO

________________               _________________
Date                          Date

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